IRREVOCABLE PROXY

        The undersigned Stockholder of Alpha Hospitality Corporation, a Delaware corporation (the "Company"), hereby irrevocably designates and appoints Greenville Casino Partners, L.P., a Mississippi Limited Partnership (the "Proxy Holder"), proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Meeting of the Stockholders of the Company (the "Meeting"), to be held for the purpose, inter alia, of seeking stockholder approval of the Transactions (as hereinafter defined), including the sale of substantially all of the operating assets of the Company to Greenville Casino Partners, L.P. pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") between Alpha Gulf Coast, Inc., a Delaware corporation, Alpha Greenville Hotel, Inc., a Delaware corporation, and Greenville Casino Partners, L.P., a Mississippi Limited Partnership, and at any adjournment or adjournments or any postponement or postponements thereof, and to vote all shares of Common Stock and Preferred Stock in the Company that the undersigned would be entitled to vote if then and there personally present (the "Shares"), for the purpose of voting IN FAVOR of the Transactions and taking any and all other actions to devote the shares to effectuate the Transactions. The undersigned has read the draft proxy disclosure document relating to the Transactions and the Asset Purchase Agreement and has an opportunity to examine the related agreements and documents, and the undersigned has been given the opportunity to ask and have answered any questions regarding such agreements and the transactions provided for therein (collectively, the "Transactions").

        This Proxy is (except as provided below) irrevocable and coupled with an interest. The undersigned grants this Proxy as an inducement to the Proxy Holder and as a condition to the Proxy Holder's obligation to consummate the Transactions and in consideration for the Proxy Holder's covenant and undertaking, as set forth below, to vote all of the Shares in favor of the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given with respect to any vote relating to the Transactions.
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        Notwithstanding anything contained herein to the
   contrary, this Proxy shall not extend to other matters not expressly provided for herein. The undersigned expressly reserves the right to exercise (or decline to exercise) all votes related to the Shares with respect to any other matter to be considered and voted on at the Meeting or otherwise; provided, however, that the undersigned agrees not to vote the Shares in favor of any action that is inconsistent with or which would prevent or hinder the Company's authorization and consummation of the Transactions and the Company's performance of its obligations under the Asset Purchase Agreement and related agreements and documents.

        Notwithstanding anything contained herein to the contrary, if the Proxy Holder shall have received at least 10 days' notice of the Meeting, or any adjournment or postponement thereof, at which the stockholders of the Company vote with respect to approval of the Transactions and, for any reason or cause whatsoever, does not vote at such Meeting in favor of the Transactions, this proxy shall automatically be null and void and of no force or effect.











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        This proxy shall expire on the earliest of (i) the
   consummation of the Transactions or (ii) the end of business on February 28, 1998.


                            Dated:_____________________, 1997


                            ---------------------------------
                                 Stockholder's Signature


                            ---------------------------------
                                    Number of Shares


        Greenville Casino Partners, L.P. hereby confirms to the stockholder whose signature appears above the covenant and undertaking of Greenville Casino Partners, L.P. that it will vote all of the Shares (as defined above) in favor of the Transactions (as defined above) and will not abstain or otherwise fail to vote in favor of the Transactions.

                            Dated:______________________, 1997


                            GREENVILLE CASINO PARTNERS, L.P.,
                            a Mississippi Limited Partnership

                            By:  Greenville C.P., Inc.,
                                 a Delaware corporation,
                                 its General Partner


                                 By:
                                    --------------------------
                                   Its:
                                       -----------------------

                            Dated:______________________, 1997

                            ----------------------------------
                                        Signature







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